UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          March 31, 2019

     CERES TACTICAL SYSTEMATIC L.P.
(Exact name of registrant as specified in its charter)
New York	000-50718	13-4224248
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                 (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.          Termination of a Material Definitive Agreements.
Effective March 31, 2019, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant terminated the management agreement dated as of December 1, 2015, as amended January 1, 2018 and as novated on September 18, 2018 (the “Management Agreement”), with Mesirow Financial International UK Limited (“Mesirow”) pursuant to which Mesirow managed the portion of the Registrant’s assets allocated to it.  The General Partner terminated the Management Agreement because Mesirow is no longer trading on behalf of the registrant.
Effective April 3, 2019, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant terminated the management agreement dated as of February 1, 2018 (the “Management Agreement”), with AE Capital Pty Limited (“AE Capital”) pursuant to which AE Capital managed the portion of the Registrant’s assets allocated to it.  The General Partner terminated the Management Agreement because AE Capital is no longer trading on behalf of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES TACTICAL SYSTEMATIC L.P.

By: Ceres Managed Futures LLC, General Partner

  By: /s/ Patrick T. Egan
 Patrick T. Egan
 President and Director

Date:  April  4, 2019